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                                                                 Exhibit 23.2

Mr. Donald Fishback
MOOG INC.
East Aurora,
New York 14052-0018
U.S.A.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement on Form S-3 of our report dated November 10, 1997 on our audits of the consolidated financial statements of Moog GmbH and subsidiary. We also consent to the reference to our firm under the caption "experts".

Stuttgart, Germany
November 20, 1997


Coopers & Lybrand GmbH
Wirtschaftspruefungsgesellschaft